EXHIBIT 4.1

                                                                  EXECUTION COPY



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                                HISTORIC TW INC.,
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                             TIME WARNER CABLE INC.,
                            TW NY CABLE HOLDING INC.,
                            TIME WARNER NY CABLE LLC,
             AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, AND
                           WARNER COMMUNICATIONS INC.


                                       TO

                              THE BANK OF NEW YORK,

                                                                        TRUSTEE,

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                          Tenth Supplemental Indenture
                          Dated as of October 18, 2006

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


     TENTH SUPPLEMENTAL INDENTURE dated as of October 18, 2006 among HISTORIC TW INC. (f/k/a "Time Warner Inc."), a corporation duly organized and existing under the laws of the State of Delaware ("HTW"), TIME WARNER ENTERTAINMENT COMPANY,
L.P., a Delaware limited partnership ("TWE"), TIME WARNER CABLE INC., a corporation duly organized and existing under the laws of the State of Delaware ("TWC"), TW NY CABLE HOLDING INC., a corporation duly organized and existing under the laws of the State of Delaware ("TWNYH"), TIME WARNER NY CABLE LLC, a limited liability company duly organized and existing under the laws of the State of Delaware ("TWNY"), AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, and WARNER COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, (collectively the "TW Partners") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of New York, as Trustee (the "Trustee").

                                    RECITALS

     HTW, TWE, TWC, TWNY, the TW Partners and the Trustee have executed and delivered an Indenture dated as of April 30, 1992, as amended by the First Supplemental Indenture dated as of June 30, 1992, the Second Supplemental Indenture dated as of December 9, 1992, the Third Supplemental Indenture dated as of October 12, 1993, the Fourth Supplemental Indenture dated as of March 29, 1994, the Fifth Supplemental Indenture dated as of December 28, 1994, the Sixth Supplemental Indenture dated as of September 29, 1997, the Seventh Supplemental Indenture dated as of December 29, 1997, the Eighth Supplemental Indenture dated as of December 9, 2003 and the Ninth Supplemental Indenture dated as of November 1, 2004 (collectively, the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture and the guaranties of the Securities by the TW Partners (the "TW Partner Guaranties").

     HTW, TWE, TWC, TWNYH, TWNY and each of the TW Partners have duly authorized the execution and delivery of this Tenth Supplemental Indenture to provide for the guaranty of the Securities by TWNYH (the "TWNYH Guaranty") and the addition of TWNYH as a party to the Indenture, subject in each case to the terms and conditions described herein.

     This Tenth Supplemental Indenture is being executed pursuant to and in accordance with Section 901 of the Indenture.

     All things necessary to make this Tenth Supplemental Indenture a valid and binding agreement of HTW, TWE, TWC, TWNYH, TWNY and the TW Partners have been done.

                                       2
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     NOW, THEREFORE, WITNESSETH:

     For and in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE
                       INCORPORATION OF PREVIOUS DOCUMENTS

                SECTION 101. Incorporation of Previous Documents.

     This Tenth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

     SECTION 102. Definitions.

     Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

     SECTION 103. Governing Law.

     This Tenth Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 104. Trustee.

     The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture, except as to the satisfaction of the Trustee with the form hereof. The recitals and statements herein are deemed to be those of the parties hereto other than the Trustee.


                                   ARTICLE TWO
                                 TWNYH GUARANTY

     The TWNYH Guaranty provided for in this Article Two shall become effective upon execution and delivery of this Tenth Supplemental Indenture by each of the parties hereto.

     For value received, TWNYH and, subject to the terms of the Indenture, its successors and assigns, hereby fully and unconditionally guarantees to each Holder of

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Securities  Outstanding  as of the date  hereof  and any  Securities  heretofore issued and Outstanding which reference the applicability of this Guaranty (collectively, the "Guaranteed Securities"), and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of (and premium if any) and interest on such Guaranteed Securities, when and as the same become due and payable, whether at Stated Maturity, upon redemption or repayment, upon declaration of acceleration or otherwise, according to the terms of the Guaranteed Securities and of the Indenture. In case of the failure of TWE or any successor thereto to punctually pay any such principal, premium or interest, TWNYH hereby agrees to immediately cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption or repayment, upon declaration of acceleration or otherwise, as if such payment were made by TWE.

     TWNYH hereby agrees that as long as this Article Two is in effect, its obligations hereunder and under the Indenture shall be unconditional and absolute, irrespective of the identity of TWE, the validity, regularity or enforceability of any such Securities or the Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the Holder of any such Securities with respect to any provisions thereof, the recovery of any judgment against TWE or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. TWNYH hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of TWE, any right to require that a proceeding be brought first against TWE, protest, notice and all demands whatsoever, and covenants that as long as this Article Two is in effect, this TWNYH Guaranty will not be discharged except by complete payment of the payment and other obligations contained in such Security or in this Article Two.

     TWNYH acknowledges and agrees for the benefit of the Trustee and such Holders that the Trustee and such Holders (in the case of an Event of Default under Section 501(1) or (2) of the Indenture) may directly and simultaneously proceed against TWNYH for the enforcement of this TWNYH Guaranty and against TWE (as Obligor). The obligations of TWNYH hereunder are independent of the obligations of TWE under the Guaranteed Securities and the Indenture, and a separate action or actions may be brought and prosecuted against TWNYH hereunder whether or not (i) an action or proceeding is brought against TWE, (ii) TWE is joined in any such action or proceeding against TWNYH or (iii) the Trustee or such Holders have taken any action to collect or attempted to otherwise collect such obligations from TWE or any other Person liable therefor.

     Anything in this Article Two to the contrary notwithstanding, this TWNYH Guaranty is and shall be deemed to be a guaranty of payment, and not a guaranty of collection.

     If the Trustee or the Holder of any Guaranteed Security is required by any court or otherwise to return to TWE or any custodian, receiver, liquidator, trustee,

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sequestrator  or other  similar  official  acting in relation to TWE, any amount paid to the Trustee or such Holder in respect of such Guaranteed Security, this TWNYH Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. TWNYH further agrees, to the fullest extent that it may lawfully do so, that, as between itself, on the one hand, and Holders of Guaranteed Securities and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated to the extent provided in
Article  Five  of  the   Indenture   for   purposes  of  this  TWNYH   Guaranty,
notwithstanding any stay, injunction or other prohibition existing under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

     No reference herein to the Indenture, and no provision of this Article Two or of the Indenture, shall alter or impair this TWNYH Guaranty, which is absolute and unconditional, as to the payment of the principal (and premium, if any) and interest owing in respect of the Securities referring to this TWNYH Guaranty.

                                  ARTICLE THREE
                  ADDITION OF TWNYH AS A PARTY TO THE INDENTURE

     By execution of this Tenth Supplemental Indenture, TWNYH agrees that it shall be a party to, and shall be subject to, bound by and entitled to the benefits of, the Indenture as supplemented by this Tenth Supplemental Indenture until such time, if any, as the TWNYH Guaranty shall be terminated pursuant to Article Two hereof.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                     * * * *

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     IN WITNESS WHEREOF,  the parties hereto have caused this Tenth Supplemental
Indenture to be duly executed by their respective officers or agents as of the day and year first above written.

                                             HISTORIC TW INC.,
                                               By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President


                                             TIME WARNER ENTERTAINMENT
                                             COMPANY, L.P.,
                                                By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President


                                             TIME WARNER CABLE INC.,
                                                By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President & Asst.
                                                         Treasurer


                                             TW NY CABLE HOLDING INC.,
                                               By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President &
                                                        Asst. Treasurer

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                                             TIME WARNER NY CABLE LLC,
                                               By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President & Asst.
                                                        Treasurer


                                             AMERICAN TELEVISION AND
                                             COMMUNICATIONS CORPORATION,
                                               By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President


                                             WARNER COMMUNICATIONS INC.,
                                                By
                                                  /s/ Edward B. Ruggiero
                                                  ------------------------------
                                                  Name: Edward B. Ruggiero
                                                  Title: Vice President


                                             THE BANK OF NEW YORK,
                                                By
                                                  /s/ Geovanni Barris
                                                  ------------------------------
                                                  Name: Geovanni Barris
                                                  Title: Vice President